Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 5 TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 5 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) entered into on August 26, 2016 is by and among Clayton Williams Energy, Inc., a Delaware corporation (the “Borrower”), the subsidiaries of the Borrower party hereto (the “Guarantors”), the Lenders party hereto (as defined below), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as issuing bank (in such capacity, the “Issuing Bank”).

RECITALS

A.                                    The Borrower is party to that certain Third Amended and Restated Credit Agreement dated as of April 23, 2014 among the Borrower, the Guarantors, the financial institutions party thereto from time to time, as lenders (the “Lenders”), the Administrative Agent and the Issuing Bank (as amended by that certain Amendment No. 1 to Third Amended and Restated Credit Agreement entered into on November 12, 2014, as amended by that certain Amendment No. 2 to Third Amended and Restated Credit Agreement entered into on February 25, 2015, as amended by that certain Amendment No. 3 to Third Amended and Restated Credit Agreement entered into on November 9, 2015, and as amended by that certain Amendment No. 4 to Third Amended and Restated Credit Agreement entered into on March 8, 2016, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.                                    Subject to the terms and conditions set forth herein, the parties hereto wish to amend the Credit Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                                           Defined Terms.  As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2.                                           Other Definitional Provisions.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Amendment, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 3.                                           Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)                                 Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by adding the following terms to appear in alphabetical order therein:

“Authorized Equity Raise” means (a) the Specified Equity Raise and (b) following the date the Borrower has successfully completed the Specified Equity Raise, additional issuances of common stock by the Borrower for net cash proceeds in an amount, and pursuant to terms, to be determined by the Borrower and subject to shareholder approval where required (it being understood and agreed that such additional issuances of common stock must be for cash proceeds and shall not consist of an exchange of common stock for indebtedness or securities of the Borrower or any of its Restricted Subsidiaries).

“Available Equity/Asset Sale Amount” means, as of any date of determination, the amount of any net cash proceeds received from any Authorized Equity Raise and/or net cash proceeds received from any Specified Asset Sale occurring after the Fifth Amendment Effective Date and, in each case, deposited into and held in the Segregated Tender Offer Account, minus the sum of the amount of such net cash proceeds and/or Net Cash Proceeds (i) applied pursuant to Section 7.15 in reliance on the proviso to clause (a) of Section 7.15, (ii) used to purchase, or otherwise reinvest in, Oil and Gas Interests useful in the business of the Credit Parties and (iii) used for any other purpose permitted under this Agreement.

“Fifth Amendment Effective Date” means August 26, 2016.

“Midstream Assets” means those certain Pipeline Assets that are owned by the Borrower and its Restricted Subsidiaries as of the date of the Specified Asset Sale.

“Pipeline Assets” means the pipeline assets of Clayton Williams Pipeline Corporation located in Reeves County, Texas.

“Securities Purchase Agreement” means that certain Common Stock Purchase Agreement, dated as of July 22, 2016, by and among the Borrower and the purchasers party thereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Segregated Tender Offer Account” shall mean a segregated deposit account (or a sub-account of a deposit account) subject to a control agreement pursuant to Section 6.16 in which (a) the net cash proceeds from any Authorized Equity Raise are held pending (i) application pursuant to Section 7.15 or (ii) application by the Borrower to purchase or otherwise reinvest in, Oil and Gas Interests useful in the business of the Credit Parties, the election of either option being subject to the discretion of the Borrower’s board of directors, and (b) the net cash proceeds from any Specified Asset Sale are held pending (i) application pursuant to Section 7.15 or (ii) application by the Borrower to purchase or otherwise reinvest in, Oil and Gas Interests useful in the business of the Credit Parties, the election of either option being subject to the discretion of the Borrower’s board of directors.  Upon request by the Administrative Agent, Borrower shall provide a cumulative accounting of the funds deposited and withdrawn from the Segregated Tender Offer Account.  For the avoidance of doubt, once the Borrower elects to remove any funds from the Segregated Tender Offer Account, such funds shall be deemed permanently removed from the Segregated Tender Offer Account and shall not be replenished with cash, cash equivalents or other assets or proceeds to be used for the purposes described in clause (a)(i) and/or clause (b)(i) above and/or Section 7.15.

“Specified Asset Sale” means the Disposition of (i) Oil and Gas Interests to which no Proved Reserves are attributable pursuant to Section 7.04(l), and (ii) the Midstream Assets.

“Specified Equity Raise” means that certain issuance of common stock by the Borrower pursuant to the Securities Purchase Agreement.

(b)                                 Section 7.04 (Dispositions) of the Credit Agreement is hereby amended to (i) delete the word “and” at the end of clause (j)(vii) thereof; (ii) replace the “.” at the end of clause (k) thereof with a “;” and (iii) add new clauses (l) and (m)  therein as follows:

(l)                                    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Dispositions of Oil and Gas Interests to which no Proved Reserves are attributed in an aggregate amount not to exceed $75,000,000 after the Fifth Amendment Effective Date; provided that, (i) 100% of the consideration received in respect of such Disposition shall be in cash, other Oil and Gas Interests or Equity Interests in a Person that owns Oil and Gas Interests and (ii) the consideration received in respect of such Disposition shall be equal to or greater than the fair market value of such Oil and Gas Interests; provided further, that if a Borrowing Base Deficiency is continuing, 100% of the consideration received in respect of such Disposition shall be in cash and shall be applied in full to such Borrowing Base Deficiency; and

(m)                               so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Dispositions of the Midstream Assets; provided that the Borrowing Base shall automatically be reduced by the discounted present value (as determined by the Administrative Agent or, in the event any reduction affected thereby would exceed 5% of the Borrowing Base, as determined by the Required Lenders) of the net effect of any additional lease operating expenses incurred by the Borrower or such Restricted Subsidiaries on a pro forma basis with respect to their Oil and Gas Interests in connection with the Disposition of the Midstream Assets; provided further, that if a Borrowing Base Deficiency is continuing, 100% of the consideration received in respect of such Disposition shall be in cash and shall be applied in full to such Borrowing Base Deficiency.

(c)                                  Section 7.15 (Senior Notes Restrictions) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 7.15.  Senior Notes Restrictions.                      The Borrower will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, retire, redeem, defease, repurchase, pay or prepay any part of the principal of, or interest on, the Senior Notes other than: (a) retirements, redemptions, defeasances, repurchases, payments or prepayments on the Senior Notes in an aggregate amount not to exceed $50,000,000; provided that so long as (i) no Default or Event of Default has occurred or is continuing or could result therefrom and (ii) beginning with the testing period ending on December 31, 2018 and thereafter, the Borrower is in compliance on a pro forma basis (after taking into account such retirement, redemption, defeasance, repurchase, payment or prepayment) with the financial covenants set forth in Section 7.13, then such amount shall be increased by the Available Equity/Asset Sale Amount for the retirement, redemption, defeasance, repurchase, payment or prepayment of the Existing Senior Notes; provided further, that both before and after giving pro forma effect to such retirement, redemption, defeasance, repurchase, payment or prepayment, (x) there are no outstanding Loans hereunder (other than Letters of Credit) and (y) the Borrower shall have at least $25,000,000 of unrestricted cash; (b) a Permitted Refinancing of the Senior Notes; and (c) regularly scheduled payments of interest in an aggregate amount not to exceed $50,000,000 in any fiscal year.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or permit any modification or amendment of the Senior Notes Documents the effect of which is to (i) increase the maximum principal amount of the Senior Notes or the rate of interest on any of the Senior Notes (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Senior Notes Documents), (ii) change or add any event of default or any covenant with respect to the Senior Notes Documents if the effect of such change or addition is to cause any one or more of the Senior Notes Documents to be more restrictive on the Borrower or any of its Subsidiaries than such Senior Notes Documents were prior to such change or addition, (iii) shorten the dates upon which scheduled payments of principal or interest on the Senior Notes are due, (iv) change any redemption or prepayment provisions of the Senior Notes, (v) alter the subordination provisions, if any, with respect to any of the Senior Notes Documents, (vi) grant any Liens in any assets of the Borrower or any of its Subsidiaries, except for Permitted Junior Liens, or (vii) permit any Subsidiary to Guarantee the Senior Notes unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder.

Section 4.                                           Representations and Warranties.  The Borrower and each Guarantor hereby represents and warrants that: (a) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the date hereof as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) as of such earlier date; (b) after giving effect to this Amendment, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the limited liability company, limited partnership, or corporate power and authority of the Borrower and each Guarantor and have been duly authorized by appropriate limited liability company, limited partnership or corporate action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of the Borrower and each Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; and (f) the Liens under the Security Instruments are valid and subsisting and secure the Obligations, as amended hereby.

Section 5.                                           Conditions to Effectiveness.  This Amendment shall become effective and enforceable against the parties hereto upon the date of the occurrence of the following conditions precedent (the “Amendment Effective Date”):

(a)                                 The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of (i) this Amendment, duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Majority Lenders, and (ii) the Fifth Amendment Fee Letter referred to below.

(b)                                 The Administrative Agent shall have received (i) a certificate of each Credit Party, dated the Amendment Effective Date and executed by its Secretary or Assistant Secretary or a Responsible Officer of such Credit Party, which shall (A) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Credit Party authorized to sign this Amendment and the other Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate of formation or articles of incorporation or organization of such Credit Party certified by the relevant authority of the jurisdiction of organization of such Credit Party and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a good standing certificate for each Credit Party from its jurisdiction of organization.

(c)                                  The Administrative Agent, for the ratable benefit of the Lenders, shall have received, (i) to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower under the Loan Documents, including all reasonable fees, expenses and disbursements of counsel for the Administrative Agent and (ii) any other fees set forth in that certain Fifth Amendment Fee Letter between the Borrower and the Administrative Agent dated as of the date hereof (the “Fifth Amendment Fee Letter”).

(d)                                 The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Administrative Agent or its special counsel may reasonably request prior to the Amendment Effective Date, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

(e)                                  The representations and warranties in this Amendment shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date, and no Default shall have occurred and be continuing.

(f)                                   Each of the Lenders party hereto and the Administrative Agent shall be satisfied that the common stock contemplated to be issued pursuant to the Securities Purchase Agreement shall be (or have been) issued pursuant to the terms of the Securities Purchase Agreement.

(g)                                  The Administrative Agent shall have received a duly executed copy of an amendment to the Second Lien Credit Agreement, in form and substance reasonably acceptable to the Administrative Agent.

(h)                                 No Default or Event of Default shall have occurred and be continuing.

Section 6.                                           Acknowledgments and Agreements.

(a)                                 The Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.

(b)                                 The Administrative Agent, the Issuing Bank, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents, as amended hereby.  Except as expressly set forth herein, this Amendment shall not constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, as amended hereby, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, as amended hereby, (iii) any rights or remedies of the Administrative Agent, the Issuing Bank, or any Lender with respect to the Loan Documents, as amended hereby, or (iv) the rights of the Administrative Agent, the Issuing Bank, or any Lender to collect the full amounts owing to them under the Loan Documents, as amended hereby.

(c)                                  The Borrower, each Guarantor, the Administrative Agent, the Issuing Bank and each Lender do hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and each Guarantor acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the other Loan Documents, are not impaired in any respect by this Amendment.

(d)                                 From and after the Amendment Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Amendment and the other documents executed pursuant hereto.  This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 7.                                           Reaffirmation of the Guaranty.  Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under Article VIII of the Credit Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Liabilities, as such Guaranteed Liabilities may have been amended by this Amendment, and its execution and delivery of this Amendment do not indicate or establish an approval or consent requirement by such Guarantor under the Credit Agreement in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents.

Section 8.                                           Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Amendment may be executed by facsimile or other electronic signature and all such signatures shall be effective as originals.

Section 9.                                           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10.                                    Invalidity.  In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

Section 11.                                    Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

Section 12.                                    Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED HEREBY, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:	CLAYTON WILLIAMS ENERGY, INC.

	By:	/s/ Michael L. Pollard
Michael L. Pollard, Senior Vice President

GUARANTORS:	SOUTHWEST ROYALTIES, INC.
WARRIOR GAS CO.
CWEI ACQUISITIONS, INC.
ROMERE PASS ACQUISITION L.L.C.
CWEI ROMERE PASS ACQUISITION CORP.
BLUE HEEL COMPANY
TEX-HAL PARTNERS, INC.
DESTA DRILLING GP, LLC
WEST COAST ENERGY PROPERTIES GP, LLC
CLAJON INDUSTRIAL GAS, INC.
CLAYTON WILLIAMS PIPELINE CORPORATION

	By:	/s/ Michael L. Pollard
Michael L. Pollard, Senior Vice President
of each of the Guarantors listed above

DESTA DRILLING, L.P.

	By:	Desta Drilling GP, LLC, its general partner

	By:	/s/ Michael L. Pollard
Michael L. Pollard, Senior Vice President

ADMINISTRATIVE AGENT/
ISSUING BANK/LENDER:	JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank and a Lender

	By:	/s/ David M. Morris
David M. Morris
Executive Director

LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ Edward Pak
	Name:	Edward Pak
	Title:	Director

LENDER:	MUFG UNION BANK, N.A.

	By:	/s/ Joshua Patterson
	Name:	Joshua Patterson
	Title:	Managing Director

LENDER:	COMPASS BANK

	By:	/s/ Gabriela Azcarate
	Name:	Gabriela Azcarate
	Title:	Vice President

LENDER:	TORONTO DOMINION (TEXAS) LLC

	By:	/s/ Annie Dorval
	Name:	Annie Dorval
	Title:	Authorized Signatory

LENDER:	KEYBANK NATIONAL ASSOCIATION

	By:	/s/ John Dravenstott
	Name:	John Dravenstott
	Title:	Vice President

LENDER:	NATIXIS, NEW YORK BRANCH

	By:	/s/ Brice Le Foyer
	Name:	Brice Le Foyer
	Title:	Director

	By:	/s/ Carlos Quinteros
	Name:	Carlos Quinteros
	Title:	Managing Director

LENDER:	UBS AG, STAMFORD BRANCH

	By:	/s/ Darlene Arias
	Name:	Darlene Arias
	Title:	Director

	By:	/s/ Kenneth Chin
	Name:	Kenneth Chin
	Title:	Director

LENDER:	FIFTH THIRD BANK

	By:	/s/ Larry Hayes
	Name:	Larry Hayes
	Title:	Director

LENDER:	WHITNEY BANK

	By:	/s/ Parker U. Mears
	Name:	Parker U. Mears
	Title:	Vice President

LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Raza Jafferi
	Name:	Raza Jafferi
	Title:	Vice President

LENDER:	BRANCH BANKING AND TRUST COMPANY

	By:	/s/ James Giordano
	Name:	James Giordano
	Title:	Senior Vice President

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Stephen Hartman
	Name:	Stephen Hartman
	Title:	Assistant Vice President

LENDER:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Sandra Aultman
	Name:	Sandra Aultman
	Title:	Managing Director